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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                BWAY Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                   36-3624491
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     8607 Roberts Drive, Suite 250
     Atlanta, Georgia                                       30350
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(Address of principal executive offices)                  (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered
        -------------------                 ------------------------------
    Common Stock, $0.01 par value            New York Stock Exchange, Inc.



     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Common Stock, $0.01 Par Value
     -----------------------------

     The description of the Common Stock, par value $0.01 per share, included under the caption "Description of Capital Stock" on pages 38-42 of BWAY Corporation's Prospectus dated and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 on June 21, 1995, is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

     1 Annual Report on Form 10-K for the fiscal year ended October 1, 1995, filed with the Commission on December 18, 1995 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Act"). *

     2 Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, filed with the Commission pursuant to Section 13 of the Act on February 9, 1996; Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission pursuant to Section 13 of the Act on May 13, 1996; Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission pursuant to Section 13 of the Act on August 13, 1996. *

     3 Proxy Statement relating to Annual Meeting of Shareholders held February 23, 1996, filed with the Commission pursuant to
                  Section 14 of the Act on January 26, 1996. *

     4            Certificate of Incorporation and Bylaws of BWAY Corporation *

     5            Specimen of BWAY Corporation Common Stock Certificate *

     6            Annual Report to Stockholders for fiscal year ended October 1,
                  1995 *


     *   Filed with the New York Stock Exchange
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BWAY CORPORATION


                                       By:   _______________________________
                                             David P. Hayford
                                       Its:  Senior Vice President and Chief
                                             Financial Officer



November 5, 1996